An MSR-Focused REIT Second Quarter Earnings Call Presentation July 29, 2025

Safe Harbor Statement 2 FORWARD-LOOKING STATEMENTS This presentation of Two Harbors Investment Corp., or TWO, includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended 2024, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business, including the risks associated with operating a mortgage loan servicer and originator; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWO does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in TWO’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward- looking statements concerning TWO or matters attributable to TWO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Common Stock Dividend $0.39 Comprehensive Loss per Share $(2.13) Loss Contingency Accrual per Share(2) $(1.92) Investment Portfolio(3) $14.4b Quarter-End Economic Debt-to-Equity(4) 7.0x Note: Financial data throughout this presentation is as of or for the quarter ended June 30, 2025, unless otherwise noted. Per share metrics utilize basic common shares as the denominator. Reported metrics that exclude the company’s “loss contingency accrual” eliminate the impact of the loss contingency accrual of $199.9 million, or $1.92 per weighted average basic common share, recorded for the quarter ended June 30, 2025 related to the company’s ongoing litigation with PRCM Advisers LLC. The End Notes are an integral part of this presentation. See slides 30 through 34 at the back of this presentation for information related to certain financial metrics and defined terms used herein. Quarterly Financials Overview 3 Book Value per Share $12.14 Economic Return on Book Value(1) (14.5)% Economic Return on Book Value, Excluding Loss Contingency Accrual(1)(2) (1.4)%

4 Markets Overview I. QUARTERLY YIELD CURVE CHANGE(1) MARKETS RESILIENT DESPITE INFLATION AND POLITICAL PRESSURES • Volatility was heightened, reacting to the uncertainty of fluctuating tariff and trade policies; the 10-year U.S. Treasury yield swung from a low of 3.85% in early April, to 4.62% in late May, before settling at 4.23% at quarter-end • The yield curve steepened with the spread between 10-year U.S. Treasuries and 2-year U.S. Treasuries widening to 51 basis points (bps) • With rising inflation due primarily to looming tariffs, and despite increasing political pressure, the Federal Reserve left rates unchanged and maintained a cautious stance • As of quarter-end, market participants anticipated 50 to 75 bps of cuts in the second half of 2025 2yr Tsy -16bps 10yr Tsy +2bps II. FED FUND RATE EXPECTATIONS(2)

RoundPoint Operations Update

TWO + RoundPoint Benefits

Cost Efficiencies
Focused on additional operational efficiencies to deliver lower cost-to-service per loan

Additional Income
Subservicing, direct-to-consumer originations, and ancillary products offer new sources of income

Hedges Portfolio
Protects value of TWO's MSR portfolio when interest rates decline and refinances increase

Servicing Platform Highlights

$204 billion
Serviced UPB

844,653
Loans Serviced

Direct-to-Consumer Originations Highlights

Over $26.1 million UPB
in Originations Pipeline[1]

$48.6 million UPB
Funded First Lien Loans

$44.0 million UPB
Brokered Second Lien Loans

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Speech Recognition, Transcription, and Analysis Human Emulation, Robotics, and Pattern Matching Image Recognition Technology Drives Efficiencies and Experience 6 Generative AI Conversational AI Call classification, statistics and analysis Cash reconciliation OCR, document data validation Call summarization, etc. Virtual agents and chat bots Leveraging AI technologies to be more efficient and enhance homeowner experience • Initial focus on implementing AI within the contact center space: • Currently using AI for call analysis, helping us detect and more effectively respond to trending issues • Moving towards full deployment of AI-generated call summaries, which increases operational efficiency and accuracy, leading to a better homeowner experience • Focused on expanding to leverage AI for automated interactions via virtual agents, improve quality assurance, and streamline risk and compliance reviews

$1,525.0 $(259.1) $50.5 $(13.2) $(41.0) $2.0 $1,264.2 March 31, 2025 Common Stockholders’ Equity GAAP Net Loss Other Comprehensive Income Preferred Stock Dividends Common Stock Dividends Other June 30, 2025 Common Stockholders’ Equity ($ in millions, except per share data) $14.66 per common share $12.14 per common share Represents Comprehensive Loss of $(221.8) million, or $(2.13) per common share Comprehensive Loss of $(21.9) million, or $(0.21) per common share, excluding loss contingency accrual(1) Declared common stock dividend of $0.39 per share Increase Decrease Total Book Value Summary 7 (14.5)% quarterly economic return on book value(1) (1.4)% quarterly economic return on book value, excluding loss contingency accrual(1)(2) $(199.9) Loss Contingency Accrual(1) $(59.2) Note: Reported metrics that exclude the company’s “loss contingency accrual” eliminate the impact of the loss contingency accrual of $199.9 million, or $1.92 per common share, recorded for the quarter ended June 30, 2025 related to the company’s ongoing litigation with PRCM Advisers LLC.

Comprehensive Income (Loss) Summary



($ in millions, except per share data)
Increase in net interest expense and servicing income driven by an increase in the Agency RMBS portfolio and higher float income, partially offset by lower servicing fee income due to runoff and slightly higher financing costs
$136.4
$133.3
$(102.5)
$(9.1)
Unfavorable market movement on MSR, swaps, TBAs and futures, partially offset by overall positive market movement on Agency RMBS, albeit muted
$1.8
$1.4
Includes income related to originations
Lower operating expenses due primarily to lower non-cash equity compensation expense
$(42.8)
$(47.1)
$(199.9)
$—
$(1.6)
$(0.4)
$(13.2)
$(13.2)
Q2 Comprehensive Loss of $(2.13) per weighted average common share
$(221.8)
$64.9
Net Interest and Servicing Income
Mark-to-Market Gains and Losses (1)
Other Income
Operating Expenses
Loss Contingency Accrual
Tax Provision
Preferred Stock Dividends
Comprehensive (Loss) Income
Q2 2025
Q1 2025

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• $1.7 billion of outstanding borrowings under bilateral MSR asset financing facilities • $837 million of unused MSR asset financing capacity; $77 million committed and $760 million uncommitted • $89 million outstanding borrowings and $61 million of unused, committed capacity for servicing advance receivables BALANCE SHEET AS OF JUNE 30, 2025 • $8.0 billion of outstanding repurchase agreements with 18 counterparties • Weighted average days to maturity of 60 days Av er ag e R ep o R at e - S O FR (b ps ) 3-month 6-month Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 0 20 40(1) Agency RMBS $8.4 billion MSR $3.0 billion Cash & cash equivalents $0.7 billion All other assets $0.9 billion Agency RMBS repurchase agreements $8.0 billion MSR financing $1.8 billion All other liabilities $0.9 billion Preferred equity $0.6 billion Common equity $1.3 billion Senior/convertible notes $0.4 billion 2021 2022 2023 2024 Financing Profile 9 AGENCY RMBS MORTGAGE SERVICING RIGHTS 2025

At June 30, 2025, $14.4 billion portfolio Includes $11.4 billion settled positions M ar ke t Va lu e Eq ui va le nt s ($ b ill io ns ) Econom ic D ebt-To-Equity 8.5 7.4 8.6 8.4 5.0 4.4 3.0 3.0 2.9 3.0 3.0 3.0 7.0x 6.5x 6.2x 7.0x Agency Net TBA Position MSR Economic Debt-to-Equity 9/30/2024 12/31/2024 3/31/2025 6/30/2025 0 5 10 15 20 25 30 0.0x 2.0x 4.0x 6.0x 8.0x (3) (3) (2) 14.414.6 16.4 14.8 Note: Sensitivity data as of June 30, 2025. The above scenarios are provided for illustration purposes only and are not necessarily indicative of TWO’s financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. See Slide 19 in the Appendix for more information on our risk positioning. C ha ng e in c om m on bo ok v al ue (0.6)% (0.6)% (0.8)% (0.7)% 3/31/2025 6/30/2025 Up 25 basis points Down 25 basis points (1.0)% (0.5)% —% C ha ng e in c om m on bo ok v al ue (4.9)% 4.1% (5.5)% 4.1% 3/31/2025 6/30/2025 Up 25 basis points Down 25 basis points (8.0)% —% 8.0% 10 Portfolio Composition and Risk Positioning I. PORTFOLIO COMPOSITION(1) II. INTEREST RATE EXPOSURE(4) III. MORTGAGE SPREAD EXPOSURE(5)

11 Agency RMBS Investment Landscape SPREAD WIDENING POSITIVE FOR PERFORMANCE OF AGENCY RMBS • Agency RMBS spreads net widened over the quarter, though recovered much of the underperformance experienced early in the quarter • Nominal and option-adjusted spreads (OAS) to swaps are historically attractive, finishing the quarter around +171 and +81 bps, respectively • Spreads across the coupon stack shifted up, mostly in parallel • Though swaption volatility fell to below the year-to-date average, current coupon option-adjusted spreads are wide to year-to-date averages • Mortgage spread volatility has also declined to pre-COVID levels, further enhancing the relative value opportunity • Supply and demand is balanced, and demand is diversified between money managers, banks, REITs and overseas buyers I. RMBS SPREADS REMAIN ATTRACTIVE(1) II. NOMINAL SPREAD CURVE IS STEEP, OAS CURVE FLAT(2)

Coupon Ti ck s (3 2 nd s) TBAs TWO Specified Pools 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6 6.5 -30 -20 -10 0 10 TWO Specified Pools (Q2-2025)TBAs (Q2-2025)(5) TBAs (Q1-2025)(5) TWO Specified Pools (Q1-2025) Market Value(4) ($ billions) $— $— $— $— $0.18 $1.66 $1.58 $1.30 $2.52 $0.43 12 Agency RMBS Portfolio I. RMBS QUARTERLY PERFORMANCE II. SPECIFIED POOL PREPAYMENT SPEEDS (2) (3) QUARTERLY HIGHLIGHTS • On aggregate, hedged performance for Agency RMBS was negative in the second quarter, with higher coupons outperforming lower coupons • 4.5% and 5.0% pools, where the majority of our holdings were concentrated throughout the second quarter, outperformed TBAs • Higher coupon TBAs benefited from some roll specialness, driven by outright demand as well as CMOs structured off these coupons to create floaters • On the margin, we shifted our exposure up in coupon, moving out of some positions of lower coupons into 6.0% coupons • Increased exposure to mortgage derivatives, positively contributing to performance • Weighted average specified pool portfolio prepayment speeds increased to 8.6%, compared to 7.4% in the first quarter(1), close to the increase in 30-year universe speeds

13 MSR Investment Landscape MSR MARKET WELL SUPPORTED AND BENEFITS FROM STEEPER YIELD CURVE • MSR market remains well supported with both bank and non-bank portfolios aggressively bidding for a declining supply • Quarterly bulk volume continues to normalize to pre-COVID levels and is about 30% lower year-over-year, though we still find pockets of opportunity • With rates around 6.75%, only 0.7% of the UPB of TWO's MSR portfolio has 50 bps or more of a rate incentive to refinance • Prepayment speeds remain below our projections, a tailwind for this strategy I. BULK MSR BID VOLUME(1) II. COMPOSITION OF TH MSR VS. CURRENT RATES(2)

UPB(3) ($ billions) $73.6 $33.7 $23.1 $12.1 $9.7 $7.4 $4.4 $2.7 $2.3 $1.3 QUARTERLY HIGHLIGHTS • Price multiple unchanged quarter-over-quarter at 5.9x • Settled $6.6 billion UPB through three bulk purchases, flow acquisitions and recapture • Weighted average 3-month CPR increased to 5.8% CPR from 4.2% in Q1, due to stronger seasonal factors • 60+ day delinquencies remain low at 0.8% 6/30/2025 3/31/2025 Fair value ($ millions) $ 3,016 $ 2,960 Price multiple 5.9x 5.9x UPB ($ millions) $ 200,363 $ 198,133 Gross coupon rate 3.53% 3.47 % Current loan size ($ thousands) $ 331 $ 330 Original FICO(2) 760 760 Original Loan-to-Value (LTV) 73% 72% 60+ day delinquencies 0.8% 0.9 % Net servicing fee (bps) 25.4 25.3 Loan age (months) 57 55 3-month CPR 5.8% 4.2 % TWO MSR (Q2-2025)TBAs (Q2-2025)(4) TBAs (Q1-2025)(4) TWO MSR (Q1-2025) 14 MSR Portfolio I. MSR PORTFOLIO CHARACTERISTICS(1) II. 30-YEAR MSR PREPAYMENT SPEEDS

Return Potential and Outlook

ATTRACTIVE RETURN OPPORTUNITIES FOR UNIQUELY POSITIONED PORTFOLIO

As of June 30, 2025	PORTFOLIO MARKET VALUE ($ millions)	INVESTED CAPITAL ALLOCATED[1]	STATIC RETURN ESTIMATE[2]		
SERVICING					
MSR[3]	2,860				
RMBS[4]	5,703				
Total	**8,563**	**72%**	**11%**	-	**14%**
SECURITIES					
RMBS[4]	4,738				
Other Securities	716				
Total	**5,454**	**28%**	**12%**	-	**17%**
	INVESTED CAPITAL ($ millions)		**TWO's STATIC RETURN ESTIMATE[5]**		
Total Portfolio Before Corporate and Tax Expenses			**11.6%**	-	**14.9%**
Corporate and Tax Expenses[6]			(2.8)%	-	(2.8)%
Total Return to Invested Capital			**8.8%**	-	**12.1%**
INVESTED CAPITAL					
Unsecured Notes	377			7.2%	
Preferred Equity[7]	622			8.6%	
Common Equity	**1,264**		**9.4%**	-	**15.3%**
PROSPECTIVE QUARTERLY STATIC RETURN PER BASIC COMMON SHARE[8]:			**$0.28 - $0.46**		

Note: This slide presents estimates for illustrative purposes only, using TWO's base case assumptions (e.g., spreads, prepayment speeds, financing costs, leverage and expenses), and does not contemplate market-driven value changes, active portfolio management, or certain operating expenses. Actual results may differ materially.

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16 The TWO Advantage Our size, expertise, and investment strategy differentiate us from other mREIT peers and investors in MSR. Market Presence: Our scale, expertise and ability to leverage our own servicer allows us to find attractive incremental investments in hedged MSR. Investment Strategy: Our portfolio is focused on hedged MSR. Ongoing enhancements at RoundPoint uniquely position us to share our return profile beyond just owning Agency RMBS. Market Environment: Our MSR is hundreds of basis points out of the money from being able to refinance, keeping prepayment risk low and generating stable cashflows over a wide range of market scenarios. Financing and Liquidity: We have a strong balance sheet and diversified financing for both MSR and Agency RMBS.

Appendix

Coupon (%) TBA Market Price(1) TBA Notional ($m) Specified Pools Par Value ($m)(2) MSR/ Agency IO UPB ($m)(3) Combined ($m) ZV to SOFR Spreads for Specified Pools(4) 3.0% $ 86.56 $ — $ — $ — $ — — 3.5% $ 90.08 47 — — 47 — 4.0% $ 93.03 — 193 — 193 112 4.5% $ 95.67 (248) 1,721 — 1,473 129 5.0% $ 98.04 1,046 1,601 (992) 1,655 137 5.5% $ 99.99 2,237 1,293 (5,019) (1,489) 159 6.0% $ 101.63 (182) 2,469 — 2,287 186 ≥ 6.5% $ 103.23 140 408 — 548 191 Total $ 3,040 $ 7,685 $ (6,011) $ 4,714 157 18 Effective Coupon Positioning Coupon U PB ( $ in b ill io ns ) Q2 2025 Q1 2025 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 -2.0 -1.0 0.0 1.0 2.0 3.0 II. QUARTER-OVER-QUARTER CHANGE IN POSITIONINGI. EFFECTIVE COUPON POSITIONING Combined TBA, Specified Pool and MSR positioning by coupon

Note: Sensitivity data as of June 30, 2025. The above scenarios are provided for illustration purposes only and are not necessarily indicative of TWO’s financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. Book Value Exposure to Changes in Rates % Change in Common Book Value 2-Year Rate (basis points) 10-Year Rate (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Other(2) Combined -25 0 Bull Steepener(3) 2.8% 0.8% (3.1) % 0.5% 0 -25 Bull Flattener(4) 6.0% (4.4) % (2.8) % (1.2) % -50 -50 Parallel Shift(5) 16.7% (7.9) % (12.0) % (3.2) % -25 -25 Parallel Shift(5) 8.8% (3.6) % (5.9) % (0.7) % 0 0 Base — % — % — % — % +25 +25 Parallel Shift(5) (9.7) % 3.2% 5.8% (0.8) % +50 +50 Parallel Shift(5) (20.2) % 5.8% 11.3% (3.1) % +25 0 Bear Flattener(3) (2.7) % (1.0) % 2.9% (0.8) % 0 +25 Bear Steepener(4) (7.0) % 4.2% 2.8% — % Book Value Exposure to Current Coupon Spread(6) % Change in Common Book Value Parallel Shift in Spreads (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Combined -25 8.4% (4.3) % 4.1% 0 — % — % — % +25 (9.4) % 3.9% (5.5) % 19 Risk Positioning

20 Markets Overview I. QUARTERLY MORTGAGE PERFORMANCE(1) II. ACTUAL VS. IMPLIED VOLATILITY(2) III. MORTGAGE SPREAD VOLATILITY(3) IV. TWO MSR SPEEDS AND EXISTING HOME SALES(4)

$0.5 $19.3 $(1.6) $64.9 $(221.8) Comprehensive Income ($ in millions) Q2-2024 Q3-2024 Q4-2024 Q1-2025 Q2-2025 $-300 $-150 $0 $150 $15.19 $14.93 $14.47 $14.66 $12.14 $0.45 $0.45 $0.45 $0.45 $0.39 Book Value ($) Dividend Declared ($) Q2-2024 Q3-2024 Q4-2024 Q1-2025 Q2-2025 $5.00 $10.00 $15.00 $20.00 —% 1.3% —% 4.4% (14.5)% Quarterly Return on Book Value Q2-2024 Q3-2024 Q4-2024 Q1-2025 Q2-2025 -20% -10% 0% 10% 13.6% 13.0% 15.2% 13.5% 14.5% Dividend Yield Q2-2024 Q3-2024 Q4-2024 Q1-2025 Q2-2025 5% 10% 15% 20% 21 Financial Performance I. COMPREHENSIVE INCOME (LOSS) II. QUARTERLY ECONOMIC RETURN ON BOOK VALUE(1) III. DIVIDEND YIELD(2) IV. BOOK VALUE AND DIVIDEND PER COMMON SHARE(2)

$(19.6) $156.0 $17.7 $(84.3) $(35.9) $(20.3) $153.6 $124.5 $(97.4) $(36.2) Q2 2025 Q1 2025 Net Interest Expense Net Servicing Income Investment Securities Gain and Change in OCI Net Swap and Other Derivative Loss Servicing Asset Loss Net Interest and Servicing Income Net Interest, Servicing and Mark-to-Market Detail 22 ($ in millions, except per share data) Mark-to-Market Increase in net interest expense and servicing income driven by an increase in the Agency RMBS portfolio and higher float income, partially offset by lower servicing fee income due to runoff and slightly higher financing costs Unfavorable market movement on MSR, swaps, TBAs and futures, partially offset by overall positive market movement on Agency RMBS, albeit muted

Q2-2025 Portfolio Yields and Financing Costs

($ thousands) Portfolio Asset Type	Measure	Average Amortized Cost	Income[1]	Average Yield
Available-for-sale securities	GAAP	$ 8,662,943	$ 108,842	5.03%
Mortgage loans held-for-sale	GAAP	7,957	145	7.29%
Adjustments to include other portfolio items:				
Mortgage servicing rights[2][3]	Non-GAAP	1,763,799	51,983	11.79%
Agency derivatives[2][4]	Non-GAAP	40,090	1,349	13.46%
TBAs[2][5]	Non-GAAP	2,448,650	22,382	3.66%
Total portfolio	Non-GAAP	$ 12,923,439	$ 184,701	5.72%

Financing Collateral Type	Measure	Average Outstanding Balance	Expense[6]	Average Cost
Borrowings collateralized by available-for-sale securities	GAAP	$ 8,262,110	$ 93,702	4.54%
Borrowings collateralized by mortgage loans held-for-sale	GAAP	7,651	129	6.74%
Adjustments to include other financing items:				
Borrowings collateralized by mortgage servicing rights and advances	GAAP	1,861,010	36,600	7.87%
Borrowings collateralized by Agency derivatives[4]	GAAP	26,948	329	4.88%
Senior notes[7]	GAAP	58,467	1,496	10.23%
Convertible senior notes[8]	GAAP	260,827	4,445	6.82%
Interest rate swaps[2][9]	Non-GAAP		(6,382)	(0.20)%
U.S. Treasury futures[2][10]	Non-GAAP		(3,358)	(0.10)%
TBAs[2][5]	Non-GAAP	2,448,650	16,208	2.65%
Total financing	Non-GAAP	$ 12,925,663	$ 143,169	4.43%

Net Spread	Measure			Average Yield, less Cost
Net spread on AFS securities and mortgage loans held-for-sale	GAAP			0.49%
Net spread on total portfolio	Non-GAAP			1.29%

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Par Value ($ millions) Market Value ($ millions) Weighted Average CPR(1) % Prepay Protected(2) Amortized Cost Basis ($ millions) Gross Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.5% $ — $ — — % — % $ — — % — 4.0% 193 182 8.6% 100.0% 200 4.5% 104 4.5% 1,721 1,662 8.3% 85.7% 1,722 5.1% 46 5.0% 1,601 1,584 13.6% 100.0% 1,629 5.7% 39 5.5% 1,293 1,302 9.5% 99.8% 1,303 6.4% 31 6.0% 2,469 2,520 7.0% 87.1% 2,509 6.9% 4 ≥ 6.5% 408 424 4.8% 89.2% 422 7.3% 6 7,685 7,674 9.0% 92.1% 7,785 6.2% 27 Other P&I(3) 694 622 5.6% — % 622 5.7% 17 IOs and IIOs(4) 1,649 91 10.7% — % 96 6.7% 71 Total Agency RMBS $ 10,028 $ 8,387 84.2% $ 8,503 ($ millions) Notional Amount Bond Equivalent Value(5) Through-the-Box Speeds(6) TBA Positions 3.5% $ 47 $ 43 3.4% 4.0% — — 3.3% 4.5% (248) (237) 3.3% 5.0% 1,046 1,025 5.1% 5.5% 2,237 2,235 7.5% 6.0% (182) (185) 14.0% ≥ 6.5% 140 144 27.5 % Net TBA Position $ 3,040 $ 3,025 24 Agency RMBS Portfolio

Number of Loans Unpaid Principal Balance ($ millions) Gross Coupon Rate Current Loan Size ($ thousands) Loan Age (months) Original FICO(2) Original LTV 60+ Day Delinquencies 3-Month CPR Net Servicing Fee (bps) 30-Year Fixed < 3.25% 287,813 $ 86,951 2.8% $ 358 53 768 71% 0.4% 4.7% 25.1 3.25% - 3.75% 141,331 35,098 3.4% 316 65 753 74% 0.9% 5.8% 25.2 3.75% - 4.25% 98,433 19,642 3.9% 264 87 751 76% 1.1% 6.3% 25.5 4.25% - 4.75% 54,721 9,745 4.4% 256 86 739 77% 1.7% 6.6% 25.3 4.75% - 5.25% 38,463 8,890 5.0% 349 55 747 79% 1.7% 6.7% 25.2 > 5.25% 63,532 19,870 6.2% 417 27 751 80% 1.6% 9.3% 27.1 684,293 180,196 3.6% 340 58 759 74% 0.9% 5.7% 25.4 15-Year Fixed < 2.25% 21,638 4,957 2.0% 272 50 777 59% 0.2% 4.4% 25.0 2.25% - 2.75% 36,452 6,673 2.4% 228 53 772 59% 0.3% 5.6% 25.0 2.75% - 3.25% 30,529 3,518 2.9% 170 76 765 61% 0.3% 7.8% 25.3 3.25% - 3.75% 16,408 1,360 3.4% 132 89 755 64% 0.4% 9.8% 25.4 3.75% - 4.25% 7,653 555 3.9% 127 84 740 65% 0.9% 9.9% 25.3 > 4.25% 6,449 932 5.2% 295 33 749 64% 1.1% 11.7% 27.5 119,129 17,995 2.7% 222 59 769 60% 0.3% 6.4% 25.2 Total ARMs 1,839 632 5.1% 454 39 766 71% 0.5% 12.1% 25.3 Total Portfolio 805,261 $ 198,823 3.5% $ 330 58 760 73% 0.8% 5.8% 25.4 25 Mortgage Servicing Rights Portfolio(1)

$ millions Q2-2025 Q1-2025 Q4-2024 Q3-2024 Q2-2024 UPB at beginning of period $ 196,773 $ 200,317 $ 202,052 $ 209,390 $ 213,597 Bulk purchases of mortgage servicing rights 6,385 — 2,063 2,573 — Flow purchases of mortgage servicing rights 170 155 376 715 328 Originations/recapture of mortgage servicing rights 34 20 43 17 — Sales of mortgage servicing rights — — 3 (6,248) — Scheduled payments (1,637) (1,624) (1,647) (1,641) (1,639) Prepaid (2,914) (2,110) (2,545) (2,779) (2,873) Other changes 12 15 (28) 25 (23) UPB at end of period $ 198,823 $ 196,773 $ 200,317 $ 202,052 $ 209,390 26 Mortgage Servicing Rights UPB Roll-forward

Financing

$ millions							
Outstanding Borrowings and Maturities[1]	**Repurchase Agreements**	**Revolving Credit Facilities**	**Warehouse Lines of Credit**	**Senior Notes**	**Convertible Notes**	**Total Borrowings**	**Percent (%)**
Within 30 days	$ 2,359.3	$ —	$ —	$ —	$ —	$ 2,359.3	23.2 %
30 to 59 days	2,357.3	—	0.8	—	—	2,358.1	23.2 %
60 to 89 days	2,152.1	—	8.5	—	—	2,160.6	21.2 %
90 to 119 days	789.3	—	—	—	—	789.3	7.8 %
120 to 364 days	954.6	89.0	—	—	260.9	1,304.5	12.8 %
One to three years	170.0	922.9	—	—	—	1,092.9	10.7 %
Three to five years	—	—	—	—	—	—	— %
Five to ten years	—	—	—	110.9	—	110.9	1.1 %
	$ 8,782.6	$ 1,011.9	$ 9.3	$ 110.9	$ 260.9	$ 10,175.6	100.0 %

Collateral Pledged for Borrowings	**Repurchase Agreements**[2]	**Revolving Credit Facilities**[2]	**Warehouse Lines of Credit**	**Senior Notes**	**Convertible Notes**	**Total Collateral Pledged**	**Percent (%)**
Available-for-sale securities, at fair value	$ 8,207.8	$ —	$ —	n/a	n/a	$ 8,207.8	72.0 %
Mortgage servicing rights, at fair value	1,328.5	1,605.9	—	n/a	n/a	2,934.4	25.8 %
Mortgage loans held-for-sale, at fair value	—	—	9.5	n/a	n/a	9.5	0.1 %
Restricted cash	44.2	—	0.4	n/a	n/a	44.6	0.4 %
Due from counterparties	38.2	—	—	n/a	n/a	38.2	0.3 %
Derivative assets, at fair value	65.7	—	—	n/a	n/a	65.7	0.6 %
Other assets (includes servicing advances)	—	92.0	—	n/a	n/a	92.0	0.8 %
	$ 9,684.4	$ 1,697.9	$ 9.9	n/a	n/a	$ 11,392.2	100.0 %

27

Type & Maturity Notional Amount ($M) Carrying Value ($M)(1) Weighted Average Months to Expiration U.S. Treasury futures 2 year $ (1,839.2) $ — 3.0 5 year (694.0) — 3.0 10 year (475.1) — 2.7 20 year 257.3 — 2.7 Federal Funds futures - 30 day (109.6) — 7.0 Eris SOFR swap futures - 10 year (350.0) — 122.7 SOFR futures - < 1 year (187.5) — 2.6 Total futures $ (3,398.1) $ — 13.7 28 Futures

Maturities Notional Amount ($M)(2) Average Fixed Pay Rate(3) Average Receive Rate(3) Average Maturity (Years)(3) Payers ≤ 1 year $ 2,762.0 4.273% 4.450% 0.6 > 1 and ≤ 3 years 3,845.3 3.476% 4.450% 2.0 > 3 and ≤ 5 years 2,179.4 3.670% 4.450% 4.4 > 5 and ≤ 7 years 2,698.0 3.798% 4.450% 6.4 > 7 and ≤ 10 years 1,319.7 3.927% 4.450% 9.7 > 10 years 874.6 3.954% 4.450% 14.2 $ 13,679.0 3.830% 4.450% 4.2 Maturities Notional Amount ($M)(4) Average Pay Rate(5) Average Fixed Receive Rate(5) Average Maturity (Years)(5) Receivers ≤ 1 year $ — — % — % — > 1 and ≤ 3 years 1,780.1 4.450% 3.896% 1.7 > 3 and ≤ 5 years 1,009.5 4.450% 3.469% 4.4 > 5 and ≤ 7 years 1,061.5 4.450% 3.510% 6.8 > 7 and ≤ 10 years 1,100.1 4.450% 3.790% 9.4 > 10 years 896.3 4.450% 3.622% 17.9 $ 5,847.5 4.450% 3.703% 7.1 29 Interest Rate Swaps(1)

PAGE 3 - Quarterly Financials Overview 1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period. 2. During the quarter ended June 30, 2025, the company recognized a loss contingency accrual of $199.9 million related to the company’s ongoing litigation with PRCM Advisers LLC. The contingency liability is reflective of the $139.8 million termination fee that the Company believes would have been payable to PRCM Advisers for termination on the basis of unfair compensation pursuant to Section 13(a)(ii) of the Management Agreement, plus applicable pre-judgment interest on such termination fee accrued through June 30, 2025. 3. Includes $11.4 billion in settled positions and $3.0 billion net TBA position, which represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. For additional detail on the portfolio, see slides 12 and 14, and Appendix slides 24 and 25. 4. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. PAGE 4 - Markets Overview 1. Source: Bloomberg, as of the dates noted. 2. Source: Bloomberg, as of the dates noted. PAGE 5 - RoundPoint Operations Update 1. Data for loans in originations pipeline as of June 30, 2025. PAGE 7 - Book Value Summary 1. During the quarter ended June 30, 2025, the company recognized a loss contingency accrual of $199.9 million related to the company’s ongoing litigation with PRCM Advisers LLC. The contingency liability is reflective of the $139.8 million termination fee that the Company believes would have been payable to PRCM Advisers for termination on the basis of unfair compensation pursuant to Section 13(a)(ii) of the Management Agreement, plus applicable pre-judgment interest on such termination fee accrued through June 30, 2025. 2. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period. PAGE 8 - Comprehensive Income Summary 1. Mark-to-Market Gains and Losses represents the sum of investment securities gain and change in OCI, net swap and other derivative losses, and servicing asset losses. See Appendix slide 22 for more detail. PAGE 9 - Financing Profile 1. Source: Bloomberg. Represents the average spread between repurchase rates and the Secured Overnight Financing Rate (SOFR) over trailing three-month and six-month periods between Q2 2021 and Q2 2025 (as of June 30, 2025). PAGE 10 - Portfolio Composition and Risk Positioning 1. For additional detail on the portfolio, see slides 12 and 14, and Appendix slides 24 and 25. 2. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts are accounted for as derivative instruments in accordance with GAAP. 3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. 4. Interest rate exposure represents estimated change in common book value for theoretical parallel shift in interest rates. 5. Spread exposure represents estimated change in common book value for theoretical parallel shifts in spreads. 30 End Notes

PAGE 11 - Agency RMBS Investment Landscape 1. Source: J.P. Morgan DataQuery. Data is model-based and represents universal mortgage-backed securities (UMBS) generic TBA spreads as of the dates noted. In 2023, J.P. Morgan updated their model affecting only 2023 data. 2. Spreads produced using prepayment speeds generated with The Yield Book® Software using internally calibrated prepayment dials. Data as of June 30, 2025. ZV Spread stands for zero volatility spread. PAGE 12 - Agency RMBS Portfolio 1. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank-serviced and others. 2. Represents UMBS generic TBA performance during the quarter. 3. Specified pool performance excludes (1) certain coupons in which we were not invested for the full duration of the quarter and (2) certain coupons with de minimis balances. 4. Specified pool market value by coupon as of June 30, 2025. 5. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 13 - MSR Investment Landscape 1. Source: RiskSpan and TWO’s internal estimates as of June 30, 2025. 2. TH MSR 30-year fixed-rate UPB as of June 30, 2025 Factor Date; Freddie Mac’s Primary Mortgage Market Survey (PMMS) as of June 30, 2025. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. PAGE 14 - MSR Portfolio 1. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. 3. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. 4. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 15 - Return Potential and Outlook 1. Capital allocated represents management’s internal allocation. Certain financing balances and associated interest expenses are allocated between investments based on management’s assessment of leverage ratios and required capital or liquidity to support the investment. 2. Market return estimates reflect static assumptions using quarter-end spreads and market data. 3. MSR balances are reduced by $10.0 billion UPB relative to the quarter end position to reflect anticipated portfolio rebalancing as a result of the loss contingency accrual associated with the company’s ongoing litigation with PRCM Advisers LLC. 4. Includes Agency pools and TBA positions. TBA contracts accounted for as derivative instruments in accordance with GAAP. 5. Estimated return on invested capital reflects static return assumptions using quarter-end portfolio valuations. 6. Total expenses includes operating expenses and tax expenses within the company’s taxable REIT subsidiaries. 7. Preferred equity coupon represents the 5-year yield along the forward curve to account for floating rate resets. 8. Prospective quarterly static return estimate per basic common share reflects portfolio performance expectations given current market conditions and represents the comprehensive income attributable to common stockholders (net of dividends on preferred stock). 31 End Notes (continued)

PAGE 18 - Effective Coupon Positioning 1. Represents UMBS TBA market prices as of June 30, 2025. 2. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank-serviced and others. 3. MSR/Agency IO represents an internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR, including the effect of unsettled MSR, and Agency IO RMBS. 4. Spreads generated with The Yield Book® Software using internally calibrated dials. PAGE 19 - Risk Positioning 1. MSR/Agency IO RMBS includes the effect of unsettled MSR. 2. Other includes all other derivative assets and liabilities and borrowings. Other excludes TBAs, which are included in the Agency P&I RMBS/TBA category. 3. Bull Steepener/Bear Flattener is a shift in short-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 2- year rates while holding long-term rates constant. 4. Bull Flattener/Bear Steepener is a shift in long-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 10-year rates while holding short-term rates constant. 5. Parallel shift represents estimated change in common book value for theoretical parallel shift in interest rates. 6. Book value exposure to current coupon spread represents estimated change in common book value for theoretical parallel shifts in spreads. PAGE 20 - Markets Overview 1. Source: Bloomberg, US MBS Index Monthly Treasury Excess Return data as of dates noted. 2. Source: Bloomberg, as of dates noted. 3. Source: J.P. Morgan DataQuery. 4. Monthly prepay speeds from National Association of Realtors via Bloomberg and RiskSpan as of June 30, 2025. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. PAGE 21 - Financial Performance 1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period. 2. Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. 32 End Notes (continued)

PAGE 23 - Q2-2025 Portfolio Yields and Financing Costs 1. Includes interest income, net of premium amortization/discount accretion, on Agency and non-Agency investment securities, servicing income, net of estimated amortization and servicing expenses, on MSR, and the implied asset yield portion of dollar roll income on TBAs. Amortization on MSR refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 2. As reported elsewhere in the company’s filings with the Securities and Exchange Commission, MSR, Agency derivatives, TBA, interest rate swap agreements and U.S. Treasury futures are reported at fair value in the company’s consolidated financial statements in accordance with GAAP, and the GAAP presentation and disclosure requirements for these items do not define or include the concepts of yield or cost of financing, amortized cost, or outstanding borrowings. 3. Amortized cost on MSR for a given period equals the net present value of the remaining future cash flows (obtained by applying original prepayment assumptions to the actual unpaid principal balance at the start of the period) using a discount rate equal to the original pricing yield. Original pricing yield is the discount rate which makes the net present value of the cash flows projected at purchase equal to the purchase price. MSR amortized cost is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 4. Represents inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP. 5. Both the implied asset yield and implied financing benefit/cost of dollar roll income on TBAs are calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP. 6. Includes interest expense and amortization of deferred debt issuance costs on borrowings under repurchase agreements (excluding those collateralized by U.S. Treasuries), revolving credit facilities, senior notes and convertible senior notes, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 7. Unsecured senior notes. 8. Unsecured convertible senior notes. 9. The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. 10. The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. PAGE 24 - Agency RMBS Portfolio 1. Weighted average actual one-month CPR released at the beginning of the following month based on RMBS held as of the preceding month-end. 2. Determination of the percentage of prepay protected 30-year fixed Agency RMBS includes securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores. 3. Other P&I includes 15-year fixed, Hybrid ARMs, CMO and DUS pools. 4. IOs and IIOs represent market value of $69.8 million of Agency derivatives and $21.5 million of interest-only Agency RMBS. Agency derivatives are inverse interest-only Agency RMBS, which are accounted for as derivative instruments in accordance with GAAP. 5. Bond equivalent value is defined as the notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 6. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 25 - Mortgage Servicing Rights Portfolio 1. MSR portfolio excludes residential mortgage loans for which the company is the named servicing administrator. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry-accepted credit score of a borrower. 33 End Notes (continued)

PAGE 27 - Financing 1. As of June 30, 2025, outstanding borrowings had a weighted average of 4.6 months to maturity. 2. Repurchase agreements and revolving credit facilities secured by MSR and/or other assets may be over-collateralized due to operational considerations. PAGE 28 - Futures 1. Exchange-traded derivative instruments (futures and options on futures) require the posting of an “initial margin” amount determined by the clearing exchange, which is generally intended to be set at a level sufficient to protect the exchange from the derivative instrument’s maximum estimated single-day price movement. The company also exchanges “variation margin” based upon daily changes in fair value, as measured by the exchange. The exchange of variation margin is considered a settlement of the derivative instrument, as opposed to pledged collateral. Accordingly, the receipt or payment of variation margin is accounted for as a direct reduction to the carrying value of the exchange-traded derivative asset or liability. PAGE 29 - Interest Rate Swaps 1. The company did not hold any interest rate swaptions at June 30, 2025. 2. Includes $3.2 billion notional amount of forward starting interest rate swaps. 3. Weighted averages exclude forward starting interest rate swaps. As of June 30, 2025, forward starting interest rate swap payers had a weighted average fixed pay rate of 3.7% and weighted average maturities of 5.5 years. 4. Includes $759.0 million notional amount of forward starting interest rate swaps. 5. Weighted averages exclude forward starting interest rate swaps. As of June 30, 2025, forward starting interest rate swap receivers had a weighted average fixed receive rate of 3.9% and weighted average maturities of 7.1 years. 34 End Notes (continued)